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STOCK SALE AGREEMENT

THIS Stock Sale Agreement (hereinafter referred to as the “Agreement”) is dated as of June 07th , 2007 (the “Effective Date”), by and between VMH GmbH, Teufstettener Str. 3, 85459 Woerth,  (“Seller A”), a German corporation wholly owned and solely represented by Mr. Paul Hoffmann and Mrs. Lydia Krowka, Curd-Juergens-Str. 2, 81739 Muenchen (“Seller B,” and, collectively with Seller A, the “Sellers” and individually each a “Seller”), Intelligentias, Inc., a Nevada corporation (the “Buyer” or “Intelligentias”) and Datakom Gesellschaft fuer Datenkommunikation mbH, a German corporation (the “Company”).  The Seller, the Buyer, and the Company are sometimes hereinafter referred to collectively as the “Parties” and individually as a “Party.”

WHEREAS, Seller A is the record owner of 60% of the outstanding capital stock of the Company, which amounts to the respective amount of shares of the capital stock of the Company (the “Seller A Shares”)

WHEREAS, Seller B is the record owner of 40% of the outstanding capital stock of the Company, which amounts to the respective amount of shares of the capital stock of the Company (the “Seller B Shares” and, collectively with the Seller A Shares, the “Shares”);

WHEREAS, the Buyer intends to acquire all of Company’s outstanding stock thereby making the Company a wholly owned subsidiary of the Buyer:

WHEREAS, the Buyer desires to buy all of the Seller’s A Shares from Seller A and Seller A desires to sell of his Seller A Shares to the Buyer under the terms and conditions of this Agreement;

WHEREAS, the Buyer desires to buy all of the Seller B Shares from Seller B and Seller B desires to sell of her Seller B Shares to the Buyer under the terms and conditions of this Agreement;

WHEREAS, the Company consents to the sale of the Seller A Shares by Seller A and the Seller B Shares by Seller B under the terms and conditions of this Agreement.

NOW, THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

1.  Purchase and Sale of Shares.    Subject to the terms and conditions of this Agreement, the Buyer agrees to pay (i) ten million five hundred thousand US dollars ($10,500,000), of which (i) two million US dollars ($2,000,000) (the “Initial Dollar Price”) shall be due and be paid immediately after the Closing, and (ii) the rest, amounting to eight million five hundred thousand US dollars ($8,500,000), (the “Remaining Dollar Price”) shall be due and be paid within eight weeks  after (i) the Private Placement Memorandum (“PPM”) has been distributed to qualified investors by the Buyer or the Closing Date as defined in subsection 2, whichever is later

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(the “Payment Period”), and (b) the Buyer has raised an amount of cash from such investors, provided that the Buyer will pay to the Sellers every Monday 90% of the money raised via PPM the week before, 60% of which shall be paid to Seller A and 40% of which shall be paid to Seller B (the “Agreed Percentages”)) and the Initial Dollar Price and the Remaining Dollar Price together the “Dollar Price”); and (ii) fourteen million (14,000,000) Restricted Shares of Intelligentias’ Common Stock (the “Initial Stock”) to be issued at Closing, as defined in subsection 2 below, 100% of which shall be issued to Seller A as a premium to the controlling shareholder of the Company (the “Stock Price”).

In addition to the Dollar Price and the Stock Price, if the Company generates at least five hundred thousand US dollars ($500,000) but less than four million US dollars ($4,000,000) of EBITDA, defined as net income before interest expense, interest income, provision for income taxes, depreciation and amortization expense determined under Generally Accepted Accounting Principles in the United States (“US GAAP”) , in calendar year 2007, the Buyer shall pay an additional one million US dollars ($1,000,000) and issue an additional six million six hundred thousand (6,600,000) Restricted Shares of its common stock (“Additional Shares”) to the Sellers within thirty (30) days of completion of the Company’s audit in accordance with US GAAP for the year ended December 31, 2007, of which 60% of the cash shall be paid to Seller A and 40% of the cash to Seller B. The Additional Shares shall solely be issued to Seller A as a control premium.  If the Company generates at least four million US dollars ($4,000,000) but less than five million US dollars ($5,000,000) of EBITDA, , in calendar year 2007, the Buyer shall pay an additional one million five hundred thousand US dollars ($1,500,000) and issue an additional thirteen million five hundred thousand (13,500,000) Restricted Shares of its common stock (the “Bonus Shares”) to the Sellers within thirty (30) days of the completion of the Company’s audit in accordance with US GAAP for the year ended December 31, 2007, of which 60% of the cash shall be paid to Seller A and 40% of the cash to Seller B. The Bonus Shares shall solely be issued to Seller A. If the Company generates at least five million US dollars ($5,000,000) of EBITDA, in calendar year 2007, the Buyer shall pay an additional two million US dollars ($2,000,000) and issue an additional twenty million three hundred thousand (20,300,000) Restricted Shares of its common stock (the “Audit Shares”) to the Sellers within thirty (30) days of the completion of the Company’s audit in accordance with US GAAP for the year ended December 31, 2007, of which 60% of the cash shall be paid to Seller A and 40% of the cash to Seller B. The Audit Shares shall solely be issued to Seller A as control premium.

As used in this Section “Restricted Shares” shall (i) mean “Restricted Securities” as defined by the US Securities Act of 1933, as amended; (ii) have the same transfer and sale restrictions as is placed on the other restricted stock of the Buyer, and (iii) shall have the same restrictions and lockup period as is placed on other insiders’ restricted shares of the Buyer. The Sellers shall have the right to sell and transfer such Restricted Shares immediately upon ending of the lockup period to the fullest extent allowed under the law.

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2.  The Closing. The closing shall occur on June 7, 2007 at 13:00 a.m. (the “Closing”) at the Company’s principal place of business office, or such other time and/or place that the Parties agree to. At or before the Closing, each Party shall sign this Agreement. At or before the Closing, the Buyer shall wire the Agreed Percentages of the Initial Dollar Price, as defined in Section 1 above, to each of the Sellers to the following accounts of the Sellers:

Seller A Share Depot:

Account Holder:  VMH GmbH

Account No.: 0605004595

Bank Name: Raiffeisen Volksbank Isen

IBAN No.: DE86701696050900045950

Swift No.: GENODEF1ISE

Seller A Cash Account :

Account Holder: VMH GmbH

Account No.: 900045950

Bank Name: Raiffeisen Volksbank Isen

IBAN No.: DE86701696050900045950

Swift No.: GENODEF1ISE

Seller B:

Account Holder: Lydia Krowka

Account No.: 801112350

Bank Name: Stadtsparkasse Muenchen

IBAN No.: DE46701500000801112350

Swift No.: SSKM DE MM

Additionally, the Buyer shall deliver to an account to be named by Seller A, the endorsed stock certificate(s) for the related Stock Price. On or before the Closing, but not before the payments of the Agreed Percentages to the Initial Dollar Price to Seller A and Seller B and the issuance, i.e. the endorsed stock being irrevocably accounted for in Seller A´s account, of the Common Stock associated with the Stock Price, each Seller shall deliver, endorse and sign over his/her Shares to the Buyer.

Within the Payment Period, the Buyer shall wire the Remaining Dollar Price in the Agreed Percentages, as set forth in Section 1 above, to each of the Sellers on the above-mentioned accounts of the Sellers.

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3.  Each Seller individually and exclusively represents and warrants as follow:

a.  He/she has good and marketable title to his/her Shares;

b.  Upon consummation of the purchase contemplated herein, the Buyer will acquire good and marketable title to all of his/her Shares;

c.  He/she has the full right, power and authority to enter into, execute and deliver this Agreement and to transfer, convey and sell to the Buyer at Closing his/her Shares under this Agreement;

d.  This notarized Agreement constitutes a valid and binding obligation of him/her;

e.  He/she will be responsible for the payment of all taxes of whatever nature associated with the sale of his/her Shares;

f.  The execution and delivery by each Seller of this Agreement and the performance by each Seller of his/her obligations hereunder and thereunder and the sale and delivery of his/her Shares to the Buyer have been duly authorized by all requisite action and will,  according to their personal knowledge, not violate any provision of law, any order of any court or other agency of government of Germany , or any provision of any indenture, agreement or other instrument (collectively an “Instrument”) to which such Seller is bound, or conflict with, result in a breach or constitute a default under any such Instrument;

g.  The Seller is not a party to any pending or threatened litigation which seeks to enjoin or restrict his/her ability to sale or transfer of the Shares to the Buyer at the Closing hereunder;

h.  There is no litigation pending or threatened against a Seller which, if decided adversely to the Seller, could adversely affect his/her ability to consummate the transactions contemplated hereby; and

i.  No financial adviser, broker, finger, agent or similar intermediary (collectively an “Agent”) has acted for or on behalf of the Sellers in connection with this Agreement or the transactions contemplated herein and no such Agent is entitled to any broker’s or finder’s or similar fee or other commission with respect to the transactions contemplated herein, except for the involvement certain agents (“Agents”), to which the Sellers and Buyers have mutually agreed beforehand. The Company and Intelligentias do not assume any obligations with respect the Agents and any liabilities to the Agents are the sole responsibility of the Sellers.

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4.  For valid consideration, receipt of which each Seller individually acknowledges by execution of this Agreement, each Seller transfers and assigns to the Buyer all of his/her right, title and interest to his/her Shares, subject to the terms and conditions as set out herein.

5.  The Buyer (i) accepts ownership of the Shares, and (ii) assumes all of the rights, privileges and obligations of each of the Sellers with respect to his/her Shares.

6.  The Buyer represents and confirms as follows:

a.  The Buyer is acquiring the Shares solely for its own account for investment, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Buyer has no present intention of selling, granting any participation in, or otherwise distributing the same.

b.  The Buyer does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or any third person, with respect to any of the Shares.

c.  The Buyer has had an opportunity to ask questions of and receive answers from the Company regarding the Company, its business and prospects and the terms and conditions of the sale of the Shares.  Buyer has received all the information it considers necessary or appropriate for deciding whether to acquire the Shares.

d.  The Buyer has previously invested in securities of companies in the development stage and acknowledges it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits of acquiring the Shares.

e.  The Buyer is an “accredited investor” as that term is defined in Rule 501 of Regulation D of the Act, as presently in effect.

f.  The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all the requisite power and authority to consent to the sale of the Shares and to undertake all of its obligations hereunder.

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g.  The Buyer has all the requisite power, authority and approvals required to enter into, executed and deliver this Agreement and to fully perform its obligations hereunder.

h.  The Buyer has taken all actions necessary to enter into and perform its obligation under this Agreement.

i.  No Agent, except as specified above in section 3.i. of this agreement, has acted for or on behalf of the Buyer in connection with this Agreement or the transactions contemplated herein and no such Agent is entitled to any broker’s or finder’s or similar fee or other commission with respect to the transactions contemplated herein.

7.  The Seller represents and confirms as follows:

a.  The Seller understands that the Shares are characterized as “restricted securities” under the Federal Securities laws inasmuch as they were initially acquired from the Buyer in a transaction not involving a public offering and that under such laws and applicable regulations, such securities may be resold without registration under the Securities Act of 1933, as amended (the “Act”), only in certain limited circumstances.  In this connection, the Seller represents it is familiar with SEC Rule 144 as presently in effect, and understands the resale limitations imposed thereby and by the Act, and that the Buyer has no obligations, and no current plans to satisfy the current information obligations of such rule.

b.  The Seller has had an opportunity to ask questions of and receive answers from the Buyer regarding the Buyer, its business and prospects and the terms and conditions of the sale of the Shares.  Seller has received all the information it considers necessary or appropriate for deciding whether to acquire the Shares.

c.  The Seller has previously invested in securities of companies in the development stage and acknowledges it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits of acquiring the Shares.

d.  The Seller is an “accredited investor” as that term is defined in Rule 501 of Regulation D of the Act, as presently in effect.

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e.  The Seller has all the requisite power, authority and approvals required to enter into, execute and deliver this Agreement and to fully perform its obligations hereunder.

f.  No Agent, except as specified above in section 3.i. of this agreement, has acted for or on behalf of the Seller in connection with this Agreement or the transactions contemplated herein and no such Agent is entitled to any broker’s or finder’s or similar fee or other commission with respect to the transactions contemplated herein.

8.  The Company represents and warrants that:

a.  The Shares represent the total outstanding capital stock of the Company. The Parties agree that the violation of this representation and warranty shall be a material breach of this Agreement and that, at Intelligentias sole discretion, Intelligentias can terminate this Agreement and the Buyers shall refund the Dollar Price and the Stock Price.

b.  The execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder and thereunder and the issuance, sale, delivery of the Shares in the name of the Buyer representing the Sellers’ Shares have been duly authorized by all requisite corporate action and will, according to the personal knowledge of its representatives, not violate any provision of law, any order of any court or other agency of government of Germany , any of its corporate charter documents, or any provision of any indenture, agreement or other instrument (collectively an “Instrument”) to which the Company is bound, or conflict with, result in a breach or constitute a default under any such Instrument.

c.  The Shares issued to the Sellers and the transfer and endorsement of the Shares to Buyers under the terms and conditions of this Agreement were and will be validly issued, fully paid and non assessable shares of the Company’s capital stock with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, restrictions, claims and encumbrances impose by or through the Company. The sale of the Shares is not subject to any preemptive right of the shareholders of the Company or to any right of first refusal or other right in favor of any person or entity.

d.  This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

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e.  The Shares were issued in full compliance with all applicable German laws and regulations relating to the sale of securities. The new certificates (if necessary) for the Shares to be issued to the Buyer will be issued in full compliance with all applicable laws and regulations relating to the issuance or sale of securities and the Company has obtained all necessary permits and other authorizations or orders as may be necessary under all applicable laws relating to the issuance or sale of securities with respect to the transactions contemplated herein.

f.  The Company is not a party to any pending or threatened litigation which seeks to enjoin or restrict the Company’s ability to issue new or consent to the transfer of the old Shares to the Buyer at the Closing.

g.  The Company is a corporation duly organized, validly existing and in good standing under the laws of Germany and has all the requisite power and authority to consent to the sale of the Shares and to undertake all of its obligations hereunder.

h.  No Agent, except as specified above in section 3.i. of this agreement,  has acted for or on behalf of the Company in connection with this Agreement or the transactions contemplated herein and no such Agent is entitled to any broker’s or finder’s or similar fee or other commission with respect to the transactions contemplated herein.

i.  No Undisclosed Liabilities. The Company has no liabilities (whether accrued, absolute, contingent or otherwise, and whether due or to become due or asserted or unasserted), except (a) liabilities provided for in the balance sheet as of December 31, 2006 (the “Balance Sheet”) attached as Exhibit I (other than liabilities which, in accordance with generally accepted accounting principles, need not be disclosed); (b) liabilities (other than accounts payable) incurred since the Balance Sheet, in the ordinary course of business consistent with past practice, the sum of which is, in the aggregate, no greater than 100,000 Euro; and (c) accounts payable in excess of those shown on the Balance Sheet, incurred in the ordinary course of business consistent with past practice, the sum of which is, in the aggregate, not greater than 100,000 Euro (d) disclosed in this document.

9.  Representations and Warranties True and Correct when Made and at Closing.   The Parties agree that the representations and warranties of each of the Parties shall be true, complete and correct when made and on and as of the Closing with same effect as though such representations and warranties had been made on and as of such date.  The Parties agree that a violation of this Section 8 shall be a material breach of this Agreement and that Buyer, if non-breaching, may, at its sole discretion, terminate this Agreement and require the Sellers to refund the Dollar Price and Stock Price made hereunder.

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10.  Additional Acts and Requirements.  The Parties agree to the following:

a.  Chairman of Intelligentias. The Buyer shall, immediately after the Closing, take all measures to appoint Mr. Paul Hoffmann as Chairman of the Board of the Buyer, who cannot be removed until the Stock Price Dollar Price are fully paid unless the applicable law requires such removal.

b.  Managing Directors of the Company.  The Buyer shall take all measures to ensure that Mr. Paul Hoffmann will be entitled to the appointment as managing director of the Company and to enter into a standard Directors/officers employment agreement (whereas managing director is equal to “Geschaeftsfuehrer”) with the Company under German law which, inter alia, requires him to remain with the Company and the Company to employ him for at least three years from Closing; the Buyer guarantees that he will not be removed by the Buyer for at least three years from Closing unless the applicable law requires such removal. Additionally, the Buyer will not impose any binding orders on the Company without the unanimous consent of the Buyer’s Board of Directors including the Chairman of  the Board of the Buyer; furthermore, the Buyer shall take all measures to ensure that Mrs. Lydia Krowka will be entitled to the appointment as managing director of the Company and to enter into a standard Directors/officers employment agreement with the Company under German law which, inter alia, requires her to remain with the Company and the Company to employ her for at least three years from Closing; the Buyer guarantees that she will not be removed by the Buyer for at least three years from Closing unless the applicable law requires such removal.

c.  Intelligentias Stock Option Plan.  Intelligentias will establish an Employee Stock Option Plan (the “Plan”) and the employees of the Company will be entitled to participate in the Plan subject to all necessary stockholder approvals, employees of the Company will receive total aggregate stock option grants of between 10% and 5% of the issued and outstanding common stock of Intelligentias, Inc. determined on the date prior to the Closing date as part of the initial issuance of stock options under the Plan. Subsequent stock option grants will be determined at the discretion of the Board of Directors of Intelligentias, Inc.

d.  Company Pensions.  Pension liabilities and provisions related to the Sellers presently existing in the Company shall be transferred from the Company to any third party to be named by the Sellers to take over all respective responsibilities (the “Third Party Administrator”). The pension liabilities shall be measured as of the Closing date and an equal amount of cash shall be transferred by the Company to the Third Party Administrator.  After such transfer the Sellers shall waive any pension claims against the Company or the Buyer.

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e.  GTEN AG. The Buyer has been informed by the Sellers and the Company and the Parties agree and the Buyer acknowledges that the transaction described herein will lead to an additional payment for the purchase of shares of former GTEN AG, which was merged into the Company. This obligation and the obligation for the Agents as defined in Section 3 i.  will accrue within the Company and will not exceed twenty five percent (25%) of the Cash Price and Stock Price (the “Obligation”). The Sellers will assume his or her part of this entire liability and settle the related Obligation within 30 days of full payment of Stock Price and Dollar Price is received by the Sellers (the “Settlement Period”). In view of the Company´s Obligation arising from the aforementioned transfer of the shares in GTEN AG and for the Agents as defined in Section 3 i and the agreed takeover of such Obligations by the Sellers, the Buyer agrees that Seller A shall have the right to transfer the Restricted Shares ( an“Obligation Transfer”) that he will receive under the Stock Price to settle the Obligation provided that (i) the transferees agree to the restrictions associated with such Restricted Shares; (ii) such stock shall have the same rights, obligations and restrictions as when transferred to Seller A; (iii) the Buyer shall take all measures to enable him to do so, including any approvals or shareholders resolutions etc. which may apply; and (iv) such transfer is allowed under applicable law. In case the Obligation Transfer violates applicable law, the Settlement Period begins  when transfer of the restricted shares is legally possible for the first time.

f.  Material Breach.  The Parties agree that, unless otherwise agreed to in writing by the Parties, if the payment of the Remaining Dollar Price is not wired to/received by the Sellers´ accounts by the Buyer within the Payment Period, this shall be deemed a material breach of this Agreement and the Sellers shall have the right to either (i) mutually agree with Buyer to extend the time limit for such payment or (ii) to terminate this Agreement.

In the event of termination under this subsection, the Buyer shall transfer and assign to each of the Sellers the right, title and interest to the of their respective Seller A and Seller B Shares and each of the Sellers shall (i) accept ownership of their respective Seller A or Seller B Shares, and (ii) assume all of the rights, privileges and obligations of the Buyer with respect to such Shares.

Also, in case of termination of this Agreement under this subsection, the Sellers shall repay the consideration received from the Buyer up to such termination, in regard to the Dollar Price, except for an amount of one million US dollars ($1,000,000) and the Stock Price which shall be kept by the Sellers as liquidated damages.

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11.  No Adverse Change.  The Company and the Sellers covenant that there shall not occurred between the Effective Date of this Agreement and the Closing any material adverse change in, or effect upon, the condition (financial or otherwise), assets, liabilities, business, operations or prospects of the Company, or in the ability of each of the Sellers or the Company to consummate the transactions contemplated herein, nor shall there have occurred any event, development or state of facts or circumstances which could reasonably be expected to result in any of the foregoing, either alone or together with other such occurrences.  The Parties agree that a violation of this Section 9 shall be a material breach of this Agreement and that Buyer, if non-breaching, may, at its sole discretion, terminate this Agreement and require the Sellers to refund the Dollar Price and Stock Price made hereunder.

12.

Further Obligations until Full Payment of the Dollar Price.  Until the Sellers have received the Stock Price and the full amount of the Dollar Price, as set forth in detail in Section 1 of this Agreement, the Parties agree to the following:

a.  the authority of the Buyer within the Company during the Payment Period shall be subject to restrictions set out subsection b below;

b.  in particular, the Company or persons making decisions for the Company shall obtain the prior written consent of the Sellers in regard to the following transactions/actions/measures:

(i)  any sale or any other encumbrance of the Shares in the Company;

(ii)  any raise or grant of loan facilities by the Company;

(iii)  grant of guarantees by the Company towards third parties;

(iv)  any amendment to the articles of association or any other corporate documents of the Company;

(v)  any sale of substantial assets of the Company exceeding an amount of € 10,000 (Euro ten thousand) in consideration of such sale outside the ordinary course of business;

(vi)  if the Company is to undertake or accept any other commitments, obligations or liabilities in excess of € 10,000 (Euro ten thousand) outside the ordinary course of business.

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13.  Opinion of Company Counsel.  The Buyer shall have received from counsel for the Company, an opinion dated at the Closing, in form and scope satisfactory to the Buyer and its counsel, to the effect that the Shares to be transferred or issued to the Buyer will be validly issued, fully paid, and non assessable with no personal liability attaching to the ownership thereof and are free and clear of all liens, charges, restrictions, claims, and encumbrances imposed by or through the Company.  The Parties agree that a violation of this Section 12 shall be a material breach of this Agreement and that Buyer may, at its sole discretion, terminate this Agreement and require the Sellers to return all of the Dollar and Stock Payments made hereunder.

14.  Opinion of Counsel for each of the Sellers.   The Buyer shall have received from counsel for the Sellers, an opinion dated at the Closing, in form and scope satisfactory to the Buyer and its counsel, to the effect that (i) the sale of the Shares and the consummation by such Seller of the transactions contemplated herein have been duly authorized by the legal and beneficiary owners of the Shares and (ii) this Agreement – notarized - constitutes the valid and enforceable obligation of such Seller, enforceable in accordance with such terms. The Parties agree that a violation of this Section 13 shall be a material breach of this Agreement and that Buyer may, at its sole discretion, terminate this Agreement and require the Sellers to return all of the Dollar and Stock Payments made hereunder.

15.  This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

16.  Arbitration. All disputes arising in connection with this agreement shall be finally settled by arbitration under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by three arbitrators appointed in accordance with the said Rules. The language of the proceedings, documentation and the award will be English. The arbitration proceedings shall take place in either the place of the business seat of the Buyer or one of its subsidiaries or at the business seat of the Company.

17.  The Parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

18.  This Agreement shall be binding upon the Buyer, successors, assigns and legal representatives of the Parties hereto.

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19.  Any costs incurred by the Buyer and the Sellers relating to or in connection with the preparation, execution and performance by it of this Agreement and of each agreement or document entered into pursuant to this Agreement and the transactions contemplated by this Agreement shall be borne by each respective party. Costs associated with the due diligence exercise conducted prior to Closing shall be borne by the Buyer.

20.  This Agreement may be signed by facsimile and executed in counterparts with the same force and effect as if each of the signatories had executed the same instrument.

The rest of this page has been left blank by intension.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as the Effective Date.

SELLER A:	SELLER B

Signature: ___________________	Signature: ____________________
Name: Paul Hoffmann	Name: Lydia Krowka
Title: Managing Director
Date: June 8th 2007	Date: June 8th 2007

THE BUYER:

Signature: ___________________

Name: Luigi Caramico

Title: President

Date: June 8th 2007

THE COMPANY:

Signatures: _____________________

Name:  Paul Hoffmann, Lydia Krowka

Title:  Managing Directors

Date: June 8th 2007

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CONSENT TO THE SALE

The Company hereby consents to the sale of the Shares by the Sellers to the Buyer under the terms and conditions of this Agreement.

THE COMPANY:

Signatures: _____________________

Name:  Paul Hoffmann, Lydia Krowka

Title:  Managing Directors

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